UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): July 21, 2006 (July 18, 2006)

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                       814-00063               13-2949462
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

                           Suite 602, China Life Tower
                        16 Chaowai Street, Chaoyang Dist.
                              Beijing, China 100020
                           --------------------------
                    (Address of principal executive offices)

                                 86-10-85251616
                      -------------------------------------
              (Registrant's telephone number, including area code)

       -------------------------------------------------------------------
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.


On July 18 2006, Rui Zhong became an officer of the registrant when he was appointed as senior vice president of the registrant in charge of finance and business development.

Mr. Zhong has been a Research Professor of Financial Economics in the University of Texas in Arlington since year 2004. Mr. Zhong is also a visiting professor of finance in Cheung Kong Graduate School of Business in Beijing. Between 1998 and 2004, he taught MBA Corporate Finance and Financial Derivative courses at Columbia University and Fordham University as a professor of finance. In addition, Mr. Zhong was Co-founder and Chairman of Ecube Communication between 2002 and 2003 and of Ecomaterials, Inc. between 2001 and 2002. Mr. Zhong holds a PHD degree in finance from Cornel University, an MBA degree in finance and economics from Columbia University and a Bachelor degree and Master of laws from Fudan University in Shanghai.

Mr. Zhong and the registrant is currently in the discussion of entering into an employment agreement between Mr. Zhong and the registrant.


ITEM 8.01. OTHER EVENTS.

On July 20, 2006 the registrant issued a press release.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.


(d) Exhibits.


99.1 Press Release issued by the registrant on July 20, 2006.















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         China Biopharmaceuticals Holdings, Inc.

                                         By:  /s/ Chris Peng Mao
                                         ---------------------------------------
                                             Name:  Chris Peng Mao
                                             Title: Chief Executive Officer

Dated:  July 21, 2006